THIS NOTE HAS NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS
OF ANY STATE AND HAS BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM
THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THIS
NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR
OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES
LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.


                   CONVERTIBLE PROMISSORY NOTE

$__________                               St. Petersburg, Florida
February __, 1996


     FOR VALUE RECEIVED, the undersigned, Medcross, Inc., a
Florida corporation (hereinafter referred to as the "Maker"), hereby promises to pay to _____________________ (the "Payee") at
_________________________________________________________________
__ or at such other place as the holder hereof may from time to time designate in writing, the principal sum of
____________________________________________________
($__________) in one installment due upon the earlier of:
(i) August 31, 1996 or such later date as extended  as set forth below (the "Maturity Date"); or (ii) the Maker's receipt of
proceeds of at least Four Million Dollars ($4,000,000) from an equity or debt financing conducted by the Maker (the "Accelerated
Maturity Date"), together with interest from and after the date hereof at the rate of ten percent (10%) per annum computed on the unpaid principal balance.  Interest shall be paid by Maker to the
Payee on the Maturity Date or the Accelerated Maturity Date, as
applicable.  By acceptance of this 10% Convertible Promissory
Note (the "Note"), the Payee represents, warrants, covenants and agrees that he, she or it will abide by and be bound by its
terms.

1. Prepayment and Notices. The unpaid principal balance outstanding under this Note may be prepaid in part or in full by the Maker without penalty, upon thirty (30) days notice to the Payee stating the repayment amount and repayment date (the
"Repayment Date"). The Maker must provide notice ten (10) business days prior to an Accelerated Maturity Date to the Payee.
Any such notice must specify that the Payee may exercise its conversion rights prior to the Repayment Date.

2.   Conversion.

     (a)  Up to $1,250 of each $50,000 (i.e., 2.5%) of unpaid
principal amount of this Note shall be convertible at the option of the Payee (the "Conversion Right") at any time after March 31, 1996 but prior to the close of business on the Maturity Date or the Accelerated Maturity Date, as applicable, in the manner and on the terms hereinafter set forth, into 17,500 shares of common stock, par value $.007 per share (the "Common Stock") of the Maker (the "Conversion Price"), subject to adjustment pursuant to
Section 4 hereof.

     (b)  [Intentionally Left Blank]

     (c) The Maker may, at its sole option, elect to extend the Maturity Date for six months after August 31, 1996, upon payment by the Maker to the Payee of a cash payment equal to two and one-half percent (2.5%) of the then outstanding principal balance of such Note. In the event of extension by the Maker hereunder, the interest rate with respect to the then renaming unpaid principal balance shall be the simple annual rate of thirteen percent (13%). Extension of the Maturity Date hereunder shall not affect the conversion rights granted in this Note.

     (d) Notwithstanding any other provision of this Note to the contrary, upon receipt of notice of the Maker's intent to prepay part or all of the principal amount hereunder or of an Accelerated Maturity Date, the Payee may elect to exercise the Conversion Right and convert pursuant to Section 2(a) hereof a portion (as set forth in subsection (a) hereof) of the amount of unpaid principal which the Maker intends to prepay, up to the close of business on the last business day before the stated Repayment Date.

     (e) Upon the occurrence of an Event of Default, the Conversion Right shall be amended such that the remaining unpaid principal balance shall be converted into shares of Common Stock at 40% of the Fair Market Value per share, but in no event less than par value. For this purpose "Fair Market Value" per share shall be the average of the closing bid and ask prices on the last ten trading days of the prior calendar month.

3. Conversion Procedure. The Conversion Right may be exercised by the Payee by the surrender of this Note (along with the conversion form attached hereto duly executed) to the Maker at the principal office of the Maker. Risk of loss prior to surrender of this Note shall be borne by the Payee.
Consequently, hand delivery with written acknowledgement of receipt by the Maker or registered or certified mail, return receipt requested, is the preferred mode of delivery. Conversion shall be deemed to have been effected on the date when such delivery of the conversion notice is actually made or, if earlier, at the expiration of five calendar days after being sent to the Maker by the Payee by registered or certified mail, return receipt requested, with postage thereon fully prepaid (the "Conversion Date"). As promptly as practicable thereafter, the Maker shall issue and deliver to the Payee: (a) a new note representing the difference between principal amount of this Note and the principal amount hereof which has been converted pursuant hereto; and (b) certificates representing the number of shares of Common Stock to which the Payee is entitled. The Maker shall not be obligated to issue certificates representing shares of Common Stock in the name of any party other than the Payee. The person or entity in whose name the certificates representing the shares of Common Stock issuable upon conversion hereof shall be deemed to have become a holder of record on the next succeeding day on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. The Maker covenants that all securities which may be issued upon exercise of the Conversion Right will, upon issuance, be fully paid and nonassessable and free of all taxes, liens and charges caused or created by the Maker with respect to the issuance thereof.

4. Adjustments. The number and kind of securities which may be received upon the exercise of the Conversion Right and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     (a) Stock Splits and Combinations. If the Maker shall at any time or from time to time after the date hereof effect a subdivision of its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such subdivision shall be proportionately decreased and the number of shares purchasable upon conversion proportionately increase, and conversely, if the Maker shall at any time or from time to time after the date hereof combine its outstanding shares of Common Stock, the Conversion Price then in effect immediately before such combination shall be proportionately increased and the number of shares purchasable upon conversion shall be proportionately decreased. Any adjustment under this section shall become effective upon the close of business on the date the subdivision or combination becomes effective.

     (b) Certain Dividends and Distributions. In the event that the Maker shall at any time or from time to time after the date hereof make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event, the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event that such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

          (ii) the denominator of which shall be the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

     (c) Other Dividends and Distributions. In the event that the Maker at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker other than shares of Common Stock, then and in each such event provisions shall be made so that the holder of this Note shall receive, upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Maker which such holder would have received had its Note been converted into shares of Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) receivable by the holder as aforesaid during such period, giving application to all adjustments called for during such period under this section with respect to the rights of the holder of the Note.

     (d) Reclassification, Exchange or Substitution. If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for in subsection (e) below), then and in each such event, the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification or other change, as the holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     (e) Reorganization, Merger, Consolidation or Sale of Assets. If, at any time or from time to time, there shall be a capital reorganization of the shares of Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this section) or a merger or consolidation of the Maker with or into another corporation, or the sale of all or substantially all of the Maker's properties and assets to any other person or entity, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of capital stock or other securities or property of the Maker, or of the successor corporation resulting from such merger or consolidation or sale, to which the holder of shares of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this section with respect to the rights of the holder of this Note after the reorganization, merger, consolidation or sale to the end that the provisions of this section (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock receivable upon conversion of this Note) shall be applicable after that event as nearly equivalent hereto as may be practicable.

     (f) Minimum Adjustment. Notwithstanding anything to the contrary set forth herein, no adjustment of the Conversion Price shall be made in an amount equal to less than one cent ($.01), but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one cent ($.01) or more.

     (g) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this section, the Maker shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Note a certificate, signed by the Chairman of the Board, the President or the Chief Financial Officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (h)  Notices of Record Date.  If and in the event that:

          (i) the Maker shall set a record date for the purpose of entitling the holders of shares of Common Stock to receive a dividend, or any other distribution, payable otherwise than in cash;

          (ii) the Maker shall set a record date for the purpose of entitling the holders of shares of Common Stock to subscribe for or purchase any shares of any class or to receive any other rights;

          (iii) there shall occur any capital reorganization of the Maker, reclassification of the shares of capital stock of the Maker (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Maker with or into another corporation, or sale of all or substantially all of the assets of the Maker; or

          (iv) there shall occur a voluntary or involuntary dissolution, liquidation, or winding up of the Maker;

then, and in any such case, the Maker shall cause to be mailed to the holder of record of this Note, at least thirty (30) days prior to the dates hereinafter specified, a notice stating the date: (A) which has been set as the record date for the purpose of such dividend, distribution, or rights; or (B) on which such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up is to take place and the record date as of which the holder of record shall be entitled to exchange this Note for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, dissolution, liquidation or winding up.

     (i) Exceptions. The Maker will execute a purchase agreement with I-LINK Worldwide Inc. ("ILINK") pursuant to which the Company will acquire all of the issued and outstanding shares of stock of ILINK in exchange for the issuance of securities of the Maker (the "ILINK Acquisition"). Notwithstanding anything to the contrary set forth elsewhere herein, the provisions hereof relating to adjustments shall not be operative and no adjustment which otherwise may have been required pursuant hereto shall be made as a result of the issuance of securities by the Company in connection with or related in any way to the ILINK Acquisition.

5. Reservation. The Maker covenants that, during the period within which the Conversion Right may be exercised, the Maker will at all times have authorized and reserved for the purpose of issuance upon exercise of the Conversion Right, a sufficient number of shares of Common Stock (or other securities subject to the Conversion Right) to provide for the exercise of the Conversion Right in full.

6. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares of Common Stock to which the Payee would otherwise be entitled, the Maker shall pay an amount equal to the product of such fraction multiplied by the fair value of one share of Common Stock on the Conversion Date, as determined in good faith by the Board of Directors of the Maker.

7. Registration Rights. The Maker hereby covenants and agrees as follows:

     (a)  Definitions.  For purposes of this section:

          (i)  The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of effectiveness of such registration statement or other document by the Securities and Exchange Commission (the "SEC").

          (ii) The term "Registrable Securities" means: (A) the shares of Common Stock issued or issuable upon conversion of this Note; or (B) any other securities of the Maker issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the shares of Common Stock referenced in subsection (A) immediately above, excluding in all cases, however, any Registrable Securities sold to the public pursuant to a registration or an exemption from registration.

          (iii)     The number of shares of "Registrable
Securities then outstanding" shall be the number of securities outstanding which are Registrable Securities.

          (iv) The term "Holder" as used hereinafter in this
Section 7 means any person or entity owning of record Registrable
Securities.

     (b) Demand Registration Rights. This Note has been issued in conjunction with the issuance of other Notes pursuant to a private debt financing conducted by the Maker. In connection therewith, the following registration rights are provided:

          (i) If the Maker shall receive at any time after March 1, 1996, a written request (the "Demand Request") from the Holders of not less than fifty percent (50%) of the shares of Common Stock issued or issuable upon conversion of the Notes (the "Initiating Holders") that the Maker file a registration statement under the Securities Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Maker shall promptly give written notice of such Demand Request (the "Registration Notice"), together with a list of the jurisdictions in which the Maker intends to attempt to qualify such securities under applicable state securities laws, to all Holders within sixty (60) days, or as soon as legally permissible, subject to the provisions of Section 7(b)(ii), file a registration statement under the Securities Act relating to or otherwise including all Registrable Securities which the Initiating Holders have requested to be registered, together with all or such portion of the Registrable Securities of any other Holder who requests to be included by notice to the Maker, which notice must be given within thirty (30) days after the Registration Notice from the Maker described above.

          (ii) If the Initiating Holders intend to distribute the Registrable Securities covered by the Demand Request by means of an underwriting, they shall so advise the Maker as a part of the Demand Request made pursuant hereto and the Maker shall include such information in the Registration Notice referred to in
Section 7(b)(i) above.

          (iii) All Holders proposing to distribute their securities through an underwriting (together with the Maker as provided in Section 7(d)(v) below) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Holders of more than fifty percent (50%) of the shares of Common Stock issued or issuable to the Initiating Holders and reasonably acceptable to the Maker. Notwithstanding any other provision of this section, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of securities to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration statement and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which would otherwise be entitled to inclusion in such registration held by such Holders at the time of filing the registration statement.
If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written objection to the Maker, the managing underwriter and, unless otherwise provided, the Initiating Holders. Any Registrable Securities excluded or withdrawn from the underwriting by reason of the managing underwriter's marketing limitation may be included in such registration statement but the sale thereof may be deferred up to ninety (90) days after the effective date thereof at the request of the managing underwriter. If the managing underwriter has not limited the number of Registrable Securities to be underwritten, the Maker may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (iv) The Maker shall be obligated to effect only one demand registration pursuant hereto.

     (c) Piggy-Back Registration Rights. In the event that (but without any obligation to do so) the Maker proposes to register any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Maker shall promptly give each Holder written notice of such registration (the "Piggy-Back Notice"); provided, however, that the Maker shall have no obligation to so notify Holders with respect to any registration after three years after the issuance of this Note and shall have no obligation if the managing underwriter of the subject proposed offering expresses its objection thereto to the Maker. Upon the written request of each Holder given within twenty (20) days after receipt of such Piggy-Back Notice from the Maker, the Maker shall, subject to the provisions of Section 7(h) below, cause to be included in the registration statement filed by the Maker under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that the Maker shall have no such obligation if the managing underwriter of the subject proposed offering has expressed its objection to the same to the Maker.

     (d) Obligations of the Maker. Whenever required under this section to file a registration statement to effect the registration of any Registrable Securities, the Maker shall, as expeditiously as reasonably possible:

          (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least fifty percent (50%) of the Registrable Securities registered thereunder, keep such registration statement effective for at least nine (9) months.

          (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (iv) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Holders for the distribution of the securities covered by the registration statement, provided that the Maker shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

          (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

          (vi) Notify the Holders promptly after the Maker shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

          (vii)     Notify the Holders of any stop order
suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

     (e) Furnish Information. It shall be a condition precedent to the obligations of the Maker to take any action pursuant hereto that any Holder seeking to include any of its Registrable Securities in a registration statement filed by the Maker pursuant hereto shall furnish to the Maker such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities. In that connection, each such Holder shall be required to represent to the Maker that all such information which is given is both complete and accurate in all material respects. Each of such Holders shall deliver to the Maker a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

     (f)  Definition of Expenses.

          (i) "Registration Expenses" shall mean all expenses incurred by the Maker in complying with Sections 7(b), 7(c) and 7(d) hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Maker, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Maker which shall be paid in any event by the Maker).

          (ii) "Selling Expenses" shall mean all underwriting discounts, selling commissions and underwriters' expense allowance applicable to the sale and all fees and disbursements of any special counsel (other than the Maker's regular counsel) for any Holder.

     (g) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance herewith, shall be borne by the Maker, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of Registrable Securities so registered. Notwithstanding the foregoing, the Holders may withdraw a request made within forty-five (45) days of the end of the Maker's fiscal year if the audited financial statements of the Maker for such year and at such year-end materially and adversely differ from the information known to the Holders at the time of their request, in which event the Holders shall not be required to pay any of such Registration Expenses and shall retain the right to require the Maker to register Registrable Securities pursuant to Section 7(b).

     (h) Underwriting Requirements. All Holders proposing to distribute their securities through an underwriting pursuant hereto shall (together with the Maker and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Maker. Notwithstanding any other provision of this section, at the request of the managing underwriter, the Holder shall delay the sale of Registrable Securities which such Holder has requested be registered under this section for the ninety (90) day period commencing with the effective date of the registration statement. Notwithstanding anything to the contrary herein, no such delay shall be required with respect to securities offered by holders of securities who have requested the Maker to register such securities pursuant to a mandatory registration obligation of the Maker. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Maker and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

     (i) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this section.

     (j)  Indemnification.  In the event that any Registrable
Securities are included in a registration statement pursuant hereto:

          (i) To the extent permitted by law, the Maker will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person or entity, if any, that controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Maker of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Maker will reimburse each such Holder, officer, director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Maker (which consent shall not be unreasonably withheld), nor shall the Maker be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the definitive prospectus, such indemnity agreement shall not inure to the benefit of the underwriter (or the benefit of any person or entity that controls such underwriter), if a copy of the definitive prospectus was not sent or given to such person or entity with or prior to the confirmation of the sale of such securities to such person or entity.

          (ii) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Maker, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Maker within the meaning of the Securities Act or the Exchange Act, any underwriter (within the meaning of the Securities Act) for the Maker, any person who (or entity that) controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Maker or any such director, officer, controlling person (or entity), or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Maker or any such director, officer, controlling person (or entity), underwriter or controlling person (or entity), other Holder, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (iii) Promptly after receipt by an indemnified party under this Section 7(j) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7(j), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 7(j), but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7(j).

     (k) Reports Under Securities Exchange Act of 1934. With a view toward making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Maker to the public without registration, the Maker agrees to:

          (i) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Maker under the Securities Act and the Exchange Act; and

          (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request such information as may be reasonably requested in order to allow any Holder to avail himself of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     (l)  Termination of the Maker's Obligations.

          (i) The Maker shall have no obligation pursuant to Sections 7(b) or 7(c) with respect to any request made by any Holder after the third anniversary of the Maturity Date.

          (ii) Notwithstanding any provision hereof to the contrary, the Maker shall not be required to effect any registration under the Securities Act or under any state securities laws on behalf of any Holder or Holders if, in the reasonable opinion of counsel for the Maker, the offering or transfer by such Holder or Holders in the manner proposed (including, without limitation, the number of shares proposed to be offered or transferred and the method of offering or transfer) is exempt from the registration requirements of the Securities Act and the securities laws of applicable states.

8.   Miscellaneous.

     (a) Restricted Securities. By acceptance hereof, the Payee understands and agrees that this Note and the shares of Common Stock issuable upon conversion hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Maker in a transaction not involving a public offering and have not been the subject of registration under the Securities Act and that under such laws and applicable regulations such securities may be resold in the absence of registration under the Securities Act only in certain limited circumstances. The Payee hereby represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     (b) Further Limitations on Disposition. This Note may not be negotiated, assigned or transferred by Payee. The Payee further agrees not to make any disposition of all or any portion of this Note (or of the securities issuable upon conversion hereof) unless and until:

          (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

          (ii) such disposition is made in accordance with Rule
144 under the Securities Act; or

          (iii) the Payee shall have notified the Maker of the proposed disposition and shall have furnished the Maker with a detailed statement of the circumstances surrounding the proposed disposition, and the Payee shall have furnished the Maker with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Maker, that such disposition will not require registration under the Securities Act and will be in compliance with applicable state securities laws.

     (c) Legends. It is understood that this Note and each certificate evidencing shares of Common Stock issuable upon conversion hereof (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear the legends (in addition to any legends which may be required in the opinion of the Maker's counsel by the securities laws of the state where the Payee is located) set forth on the first page of this Note.

9. Presentment. Except as set forth herein, Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Note or any payment hereunder may be extended from time to time by the Payee without in any way affecting the liability of Maker.

10.  Notices.

     (a) Notices to the Payee. Any notice required by the provisions of this Note to be given to the holder hereof shall be in writing and may be delivered by personal service, facsimile transmission or by registered or certified mail, return receipt requested, with postage thereon fully prepaid or overnight delivery courier. All such communications shall be addressed to the Payee of record at its address appearing on the books of the Maker. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.

     (b) Notices to the Maker. Whenever any provision of this Note requires a notice to be given or a request to be made to the Maker by the Payee or the holder of any other security of the Maker obtained in connection with a recapitalization, merger, dividend or other event affecting this Note, then and in each such case, any such notice or request shall be in writing and shall be sent by registered or certified mail, return receipt requested with postage thereon fully prepaid to the Maker at its principal place of business.

     No notice given or request made hereunder shall be valid unless signed by the Payee of this Note or other holder giving such notice or request (or, in the case of a notice or request by Holders of a specified percent in aggregate principal amount of outstanding Notes, unless signed by each Holder of a Note whose Note has been counted in constituting the requisite percentage of Notes required to give such notice or make such request).

11.  Events of Default.

     (a) Each of the following shall constitute an event of default (an "Event of Default") hereunder: (i) the failure to pay when due any principal or interest hereunder; (ii) the violation by the Maker of any covenant or agreement contained in this Note and the continuance of such violation for a period of thirty (30) days after written notice from the Payee to the Maker of such failure; (iii) any change in control of the Maker which the Board of Directors of the Maker deems to be hostile or unfriendly; (iv) the assignment for the benefit of creditors by the Maker; (v) the application for the appointment of a receiver or liquidator for the Maker or for property of the Maker;
(vi) the filing of a petition in bankruptcy by or against the Maker; (vii) the issuance of an attachment or the entry of a judgment against the Maker in excess of $50,000; (viii) a default by the Maker with respect to any other material indebtedness or obligation; (ix) the making or sending of a notice of an intended bulk sale by the Maker; or (x) the termination of existence, dissolution or insolvency of the Maker. Upon the occurrence of any of the foregoing Events of Default, this Note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full. Upon the occurrence of an Event of Default which remains uncured as set forth herein and the placement of this Note in the hands of an attorney for collection, the Maker agrees to pay reasonable collection costs and expenses, including reasonable attorneys' fees and interest from the date of the default at the rate of fifteen percent (15%) per annum computed on the unpaid principal balance.

     (b) The Payee may waive any Event of Default hereunder. Such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Payees under this Note.

12. Construction; Governing Law. The validity and construction of this Note and all matters pertaining hereto are to be determined in accordance with the laws of the State of Florida without regard to the conflicts of law principles thereof.

                            * * * * *

     IN WITNESS WHEREOF, Maker, by its appropriate officers thereunto duly authorized, has executed this Convertible
Promissory Note and affixed its corporate seal as of this _____ day of February, 1996.


                                   MEDCROSS, INC.


                                   By:
                                        Henry Y.L. Toh, President


ATTEST:



Stephanie E. Giallourakis, Secretary

                        CONVERSION FORM

     The undersigned hereby elects to convert
_________________________________ Dollars ($_____________) (not
to exceed 2.5%) of the unpaid principal amount of the attached
10% Convertible Promissory Note (the "Note") into shares of
Common Stock of the Maker.




Date:                         Signature:








                              (Sign exactly as your name appears
on the Note)







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